Exhibit (f)(6)

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”), dated as of March 9, 2011 (the “Second Amendment Date”), between NEW MOUNTAIN GUARDIAN SPV FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (the “Lender”).

WHEREAS, the Borrower, New Mountain Guardian (Leveraged), L.L.C., as collateral administrator, the Administrative Agent, the Lender, the other lenders party from time to time thereto and Wells Fargo Bank, National Association, as collateral custodian, are party to the Loan and Security Agreement, dated as of October 27, 2010 (as amended by the First Amendment to Loan and Security Agreement, dated as of December 13, 2010, the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Administrative Agent and the Lender desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.                Defined Terms.  Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1.                Amendments.

(a)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting clause (f) in the definition of “Eligible Obligor” and inserting the following in lieu thereof:

“(f)          where the sum of the OLB of all Eligible Loans made to such Obligor (including any Affiliate thereof) does not exceed $14,062,500 (or, after the SPV Merger Date, $15,000,000); provided that, for up to three (3) Obligors on any Measurement Date, the sum of the OLB of all Eligible Loans made each such Obligor may equal an amount not to exceed $17,578,125 (or, after the SPV Merger Date, $18,750,000).”

(b)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Existing Facilities” and inserting the following in lieu thereof:

““Existing Facilities”: (a) Prior to the SPV Merger Date, the collective reference to (i) the Loan and Security Agreement, dated as of October 21, 2009, among New Mountain Guardian Debt Funding, L.L.C., as borrower, the Collateral Administrator, the lenders from time to time party thereto, Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, National Association, as collateral custodian, and the other “Transaction Documents” (as defined therein), and (ii) the Loan and Security Agreement, dated as of November 19, 2009, among New Mountain Guardian Partners Debt Funding, L.L.C., as borrower, New Mountain Guardian Partners (Leveraged), L.L.C., as collateral manager, the lenders from time to time party thereto, Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, National Association, as collateral custodian, and the other “Transaction Documents” (as defined therein), in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time and (b) thereafter, the Amended and Restated Loan and Security Agreement, dated on or about the SPV Merger Date, among New Mountain Finance Holdings, L.L.C., as borrower and Collateral Administrator, the lenders from time to time party thereto, Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, National Association, as collateral custodian, and the other “Transaction Documents” (as defined therein).”

(c)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Facility Amount” and inserting the following in lieu thereof:

““Facility Amount”:  (a) At any time prior to the SPV Merger Date, $140,625,000 and (b) thereafter, $150,000,000, in each case as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.”

(d)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Non-Usage Fee Rate” and inserting the following in lieu thereof:

““Non-Usage Fee Rate”:  (a) During the first six (6) months following the Closing Date, 0.50%, (b) from six (6) to eight (8) months following the Closing Date, (i) 0.50% on the first $65,625,000 (or, after the SPV Merger Date, $70,000,000) of the Unused Facility Amount and (ii) a rate per annum equal to the then- current Applicable Spread on the portion of the Unused Facility Amount in excess of $65,625,000 (or, after the SPV Merger Date, $70,000,000) and (c) thereafter, (i) 0.50% of the first $28,125,000 (or, after the SPV Merger Date, $30,000,000) of the Unused Facility Amount and (ii) a rate per annum equal to the then-current Applicable Spread on the portion of the Unused Facility Amount in excess of $28,125,000 (or, after the SPV Merger Date, $30,000,000).”

(e)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Required Minimum Equity Amount” and inserting the following in lieu thereof:

““Required Minimum Equity Amount”:  The greater of (x) $46,875,000 (or, after the SPV Merger Date, $50,000,000) and (y) the aggregate OLB of the Loans of the three (3) largest Obligors forming part of the Collateral.”

(f)            Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Unused Facility Amount” and inserting the following in lieu thereof:

““Unused Facility Amount”:  (a) At any time prior to the SPV Merger Date, (i) $140,625,000 minus (ii) the Advances Outstanding at such time and (b) at any time on or after the SPV Merger Date, (i) $150,000,000 minus (ii) the Advances Outstanding at such time.”

(g)           Section 2.15 of the Loan and Security Agreement shall be amended by inserting the following new paragraph immediately after the last paragraph thereof:

“Notwithstanding any other provision of this Agreement, during the continuance of a Curable BDC Asset Coverage Event (as defined in the Existing Facilities), the Borrower shall not be permitted to make any Discretionary Sales without the prior written consent of the Administrative Agent.”

(h)           Annex B of the Loan and Security Agreement shall be amended by (i) deleting “93,750,000” and inserting “140,625,000” in lieu thereof and (ii) deleting “100,000,000” and inserting “150,000,000” in lieu thereof.

ARTICLE III

Representations and Warranties

SECTION 3.1.                The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the Second Amendment Date, (i) no Default, Event of Default or Collateral Administrator Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.                This Second Amendment shall become effective as of the Second Amendment Date upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Administrative Agent in its sole discretion):

(a)           this Second Amendment shall have been duly executed by, and delivered to, the parties hereto;

(b)           the Collateral Administrator on behalf of the Borrower shall have paid, or caused to be paid, to the Administrative Agent a structuring fee in an amount equal to $703,125;

(c)           the Administrative Agent shall have received satisfactory evidence that the Borrower and the Collateral Administrator have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Second Amendment and the consummation of the transactions contemplated hereby;

(d)           the Borrower and the Collateral Administrator shall each have delivered to the Administrative Agent a certification that no Default or Event of Default has occurred and is continuing in the form of Exhibit D to the Loan and Security Agreement, and such certification shall, with respect to the Collateral Administrator, include a representation that the Collateral Administrator has neither incurred nor suffered to exist any Indebtedness as of the Second Amendment Date;

(e)           the Borrower and the Collateral Administrator shall each have delivered to the Administrative Agent a certification that such entity is Solvent in the form of Exhibit C to the Loan and Security Agreement;

(f)            the Collateral Administrator shall have delivered to the Administrative Agent certification that no Change of Control or Collateral Administrator Termination Event has occurred and is continuing; and

(g)           the Administrative Agent shall have received the executed legal opinion or opinions of Simpson, Thacher & Bartlett LLP counsel to the Borrower, covering (i) authorization and enforceability of this Second Amendment (ii) the sale of the Loans to the Borrower and (iii) non-consolidation of the Borrower, in each case in form and substance acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE V

Miscellaneous

SECTION 5.1.                Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.                Severability Clause.  In case any provision in this Second Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.                Ratification.  Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4.                Counterparts.  The parties hereto may sign one or more copies of this Second Amendment in counterparts, all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Second Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.                Headings.  The headings of the Articles and Sections in this Second Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the Second Amendment Date.

NEW MOUNTAIN GUARDIAN SPV FUNDING, L.L.C., as the Borrower

By:New Mountain Guardian (Leveraged), L.L.C., its managing member

By:New Mountain Guardian AIV, L.P., its managing member

By:New Mountain Investments III, L.L.C., its general partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

[Signature Page to Second Amendment to Loan and Security Agreement (Large)]

WELLS FARGO SECURITIES, LLC,
as Administrative Agent

By:	/s/ Kevin Sunday
Name: Kevin Sunday
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, representing 100% of the aggregate Commitments of the Lenders in effect as of the date hereof

By:	/s/ Mike Romanzo
Name: Mike Romanzo
Title: Director

[Signature Page to Second Amendment to Loan and Security Agreement (Large)]